Exhibit 10.7.2

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

2005 STOCK OPTION AND INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

This Stock Option Award Agreement (this “Option Award Agreement”) is effective as of December 6, 2006 (the “Grant Date”), by and between Talecris Biotherapeutics Holdings Corp. a Delaware corporation (the “Company”), and the grantee named on the signature page hereof (the “Grantee”) pursuant to the Talecris Biotherapeutics Holdings Corp. 2005 Stock Option and Incentive Plan (the “Plan”). Capitalized terms not defined in this Option Award Agreement have the meanings ascribed to them in the Plan.

1.             Grant of Stock Option. Pursuant to the terms and conditions set forth in Schedule A hereto, this Option Award Agreement and the Plan, the Company hereby grants to the Grantee an option to purchase (“Option”) all or any part of the aggregate of the shares of the Company’s Common Stock (the “Shares”) set forth in Schedule A hereto at a purchase price per Share as set forth in Schedule A hereto (the “Option Exercise Price”). If an executed copy of this Option Award Agreement is not returned to the Company within ten business days after the date hereof, the grant of Options hereunder shall be null and void, unless the Company determines, in its sole discretion, that any delay was for good cause. This Option is intended to be a non-qualified stock option, and is not intended to qualify as an Incentive Stock Option.

2.             Term of Option. This Option shall expire on the tenth (10) anniversary of the Grant Date (the “Expiration Date”) and must be exercised, if at all, on or before the earlier of the Expiration Date or the date on which this Option is earlier terminated in accordance with the provisions of Section 4 of this Option Award Agreement.

3.             Vesting.

3.1           Performance-Based Vesting. The Grantee shall vest in the specified number of Options subject to performance-based objectives as set forth in Schedule A hereto subject to this Section 3.1 (“Performance-Based Options”). The Performance-Based Options will vest and become exercisable based on the achievement of the Company’s annual performance objectives for each of the four fiscal years following the Grant Date (“Annual Objectives”) as established each year by the Board of Directors (“Board”). The portion of the Performance-Based Options allocated to the fiscal year in which the option was granted shall vest if the Annual Objectives are met as if the option was granted at the beginning of the fiscal year. Annual Objectives shall normally be based upon achievement of budgeted EBITDA and Free Cash Flow for the fiscal year.

(a)           Annual Objectives. For a given fiscal year, where the Annual Objectives are met, the portion of the Performance-Based Options allocated to such fiscal year shall vest on April 1st of the subsequent fiscal year, provided that no Termination of Employment of the Grantee (other than voluntary termination at age 65 or older (“Retirement”), death or Disability) has occurred prior to April 1st of such subsequent fiscal year. In the event of death, Disability or Retirement, for a given fiscal year where the Annual Objectives are met, the portion of the Performance-Based Options allocated to the fiscal year in which such event occurs shall vest on a pro-rata basis for such part of that year that the Grantee is actively employed. Where the Annual Objectives for such fiscal year are not met, the portion of the Performance-Based Options allocated to such fiscal year shall be forfeited, unless the Board in its sole discretion determines that all or a portion of the Performance-Based Option allocated to such fiscal year shall vest upon meeting further conditions as defined by the Board.

(b)           Determination by Board. The Board shall, in its sole discretion, determine whether the Annual Objectives have been met or exceeded.

(c)           Adjustments to Annual Objectives. The Board may, in its sole discretion, make appropriate adjustments to Annual Objectives for changes in, or in the timing of, major capital growth projects, acquisitions, mergers and joint ventures, and quality of earnings adjustments, or other such factors as determined in good faith by the Board.

3.2           Time-Based Vesting. The Grantee shall vest in the specified number of Options based on Grantee’s tenure as set forth in Schedule A hereto subject to this Section 3.2 (“Time-Based Options”). Time-Based Options shall vest and become exercisable in equal installments on April 1, 2007 and the subsequent three anniversaries of that date thereafter. Options shall be exercisable only to the extent that vesting occurred prior to the Grantee’s Termination of Employment. In the event of death, Disability or Retirement, the Time-Based Options for the year (defined for the purpose of time based vesting from April 1st to March 31st) in which such event occurs shall vest on a pro-rata basis for such part of that year that the Grantee is actively employed.

3.3           Accelerated Vesting on a Change in Control. Upon the effectiveness of a Change in Control if the Permitted Investors receive an internal rate of return on the amounts such Permitted Investors have invested in, loaned to and contributed to the Company (together the “Invested Capital”), compounded annually, of the greater of at least 30% or two times the Invested Capital, then as provided in Section 3.6 of the Plan (i) any stock options granted under the Plan shall become fully vested and immediately exercisable, and (ii) any performance goals applicable to Awards will be deemed to be fully satisfied and immediately exercisable, provided, however, that no Termination of Employment has taken place prior to the effective date of such Change in

Control (hereinafter referenced as “Accelerated Vesting”). If, however, upon the effectiveness of a Change in Control the Permitted Investors have not received an internal rate of return on the Invested Capital, compounded annually, of the greater of at least 30% or two (2) times the Invested Capital, than Accelerated Vesting shall only take place to the extent the surviving entity does not assume the provisions of the Plan or make provision for the Grantee to participate in a stock option or similar equity incentive plan with terms that, taken as a whole, are (as determined by the Board in its sole discretion) not materially less favorable to the Grantee than the Plan

3.4           Non-Vested Options. This Option shall be exercisable to the extent (and only to the extent) that it has vested. Except for certain portions of this Option that may, following Termination of Employment because of death, Disability or Retirement, vest on a pro-rata basis pursuant to Sections 3.1(a) and 3.2 of this Agreement, this Option shall cease to vest upon Grantee’s Termination of Employment, and may be exercised after Grantee’s date of Termination of Employment only as set forth in Section 4 below. Any portion of this Option that does not vest, whether due to Termination of Employment, lack of achievement of performance objectives, or otherwise, will not be exercisable and will be forfeited.

4.             Exercise of Options Following Termination of Employment.

4.1           Termination of Employment as a Result of Voluntary Resignation or for Any Reason Other than Death, Disability, Retirement or Cause. Upon Grantee’s Termination of Employment as a result of voluntary resignation or for any reason other than death, Disability, Retirement or Cause, this Option, to the extent (and only to the extent) that it is vested on the date of Termination of Employment, may be exercised by Grantee no later than 90 days after the date of such Termination of Employment, but in no event later than the Expiration Date.

4.2           Termination of Employment Because of Death, Disability or Retirement. Upon Grantee’s Termination of Employment because of death, Disability  or Retirement (or upon Grantee’s death within ninety (90) days after Termination of Employment because of Disability or Retirement), this Option, to the extent (and only to the extent) that it is vested on the date of employment termination, may be exercised by Grantee (or Grantee’s legal representative or authorized assignee) no later than twelve (12) months after the date of such Termination of Employment, but in no event later than the Expiration Date. To the extent (and only to the extent) that certain portions of this Option vest following Termination of Employment because of death, Disability or Retirement on a pro-rata basis pursuant to Sections 3.1(a) and 3.2 of this Agreement, such pro-rata portions of this Option may be exercised by Grantee (or Grantee’s legal representative or authorized assignee) no later than twelve (12) months after the date that such pro-rata portions vest, but in no event later than the Expiration Date.

4.3           Termination of Employment for Cause. Upon Grantee’s Termination of Employment by the Company for Cause, all unexercised Options granted to Grantee shall immediately terminate and this Option will expire and terminate on the date of such Termination of Employment or at such earlier date determined by the Committee.

5.             Exercise and Restriction.

5.1           Stock Option Exercise Agreement. To exercise this Option, Grantee (or in the case of exercise after Grantee’s death, Grantee’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in the form attached hereto as Exhibit A, or in such other form as may be required by the Company from time to time (the “Exercise Agreement”), which shall set forth, inter alia, Grantee’s election to exercise this Option, the number of Shares being purchased, any restrictions imposed on the Shares and any representations, warranties and agreements regarding Grantee’s investment intent and access to information as may be required by the Company to comply with applicable securities laws. If a person other than Grantee exercises this Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise this Option.

5.2           Limitations on Exercise. This Option may not be exercised unless such exercise is in compliance, to the reasonable satisfaction of the Committee, with all applicable federal and state securities laws, as they are in effect on the date of exercise. This Option may not be exercised as to fewer than 100 Shares unless it is exercised as to all Shares as to which this Option is then exercisable.

5.3           Payment. The Exercise Agreement shall be accompanied by full payment for the Shares being purchased (the “Exercise Price”) in cash (by check), or, if authorized by the Committee in its sole discretion, the Company may accept payment (i) in outstanding shares of stock, or (ii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price.

5.4           Tax Withholding. Prior to the issuance of the Shares upon exercise of this Option, Grantee must pay any applicable federal or state withholding obligations of the Company.

5.5           Issuance of Shares. As promptly as is practicable after the receipt of the Exercise Agreement, in form and substance satisfactory to counsel for the Company, payment of the Exercise Price and satisfaction of applicable withholding requirements, and execution by the Grantee of the Stockholders Agreement applicable to all Grantees if requested by the Company, the Company shall issue the Shares registered in the name of Grantee, Grantee’s authorized assignee, or Grantee’s legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto. The Company may postpone such delivery until it receives satisfactory proof that the issuance of such Shares will not violate any of the provisions of the Securities

Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, any rules or regulations of the Securities and Exchange Commission promulgated thereunder, or the requirements of applicable state law relating to authorization, issuance or sale of securities, or until there has been compliance with the provisions of such acts or rules. Grantee understands that the Company is under no obligation to register or qualify the Shares with the SEC, any state securities commission or any stock exchange to effect such compliance.

5.6           Competitive or Detrimental Activity. If at any time within eighteen months after the date on which the Grantee exercises the Option:  (a) there is a Termination of Employment for Cause (or, if still employed by the Company, Grantee engages in any activity that would constitute a basis for a Termination of Employment for Cause); or (b) Grantee engages in any activity determined in the sole discretion of the Company to be in violation of any non-competition agreement or covenant between the Grantee and the Company (or any Related Entity), then any gain realized by Grantee from the exercise of the Option (“Gain”) shall be paid by Grantee to the Company upon notice from the Company. Such Gain shall be determined as of the date of the Option exercise as the difference between the aggregate exercise price of such Shares and the Fair Market Value of such Shares on their respective Option exercise dates without regard to any subsequent change in the Fair Market Value of a Share.

6.             Nontransferability of Option. This Option may not be sold, assigned, pledged, hypothecated, loaned or otherwise transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Grantee only by Grantee.

7.             Purchase for Purpose of Investment.

In the event Grantee exercises the Option prior to an initial public offering by the Company or counsel to the company otherwise determines that such representations and legends are required by law:

7.1           Investment Intent at Grant. Grantee represents and agrees that at the time of grant the Shares to be acquired upon exercising this Option will be acquired for investment, and not with a view to the sale or distribution thereof.

7.2           Investment Intent at Exercise. In the event that the sale of Shares under the Plan is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, the Grantee shall represent and agree at the time of exercise that the Shares being acquired upon exercising this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

7.3           Legends. If the Company chooses to deliver certificates to evidence the Shares purchased under this Agreement in an unregistered transaction all such certificates shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

“THE SHARES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (A) REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, OR (B) IN THE OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO TALECRIS BIOTHERAPEUTICS HOLDINGS CORP., SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REPURCHASE RIGHT IN FAVOR OF THE COMPANY OR ITS ASSIGNEE AS SET FORTH IN THE STOCK OPTION AWARD AGREEMENT, DATED                        BETWEEN                        AND TALECRIS BIOTHERAPEUTICS HOLDINGS CORP. SUCH REPURCHASE RIGHT IS BINDING ON TRANSFEREES OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

7.4           Removal of Legends. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

7.5           Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 7 shall be conclusive and binding on the Employee and all other persons.

8.             Right of Offset. The Company shall have the right to offset against the obligation to deliver Shares in respect of any exercise of an Option, any outstanding amounts then owed by Grantee to the Company.

9.             Privileges of Stock Ownership. Grantee shall not have any of the rights of a stockholder of the Company with respect to any Shares until the Shares are issued to Grantee and no adjustment shall be made for cash distributions in respect of such Shares for which the distribution date (or record date, in the event the Company becomes a corporation) is prior to the date upon which such Grantee or permitted transferee shall become the holder of record thereof.

10.          Entire Agreement. The Plan is incorporated herein by reference. This Agreement, the Plan, the Exercise Agreement, the Stockholders’ Agreement and such other documents as may be executed in connection with the exercise of this Option constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter. Any action taken or decision made by the Committee arising out of or in connection with the construction, administration, interpretation or effect of this Agreement shall lie within its sole discretion, as the case may be, and shall be final, conclusive and binding on the Grantee and all persons claiming under or through the Grantee.

11.          No Obligation to Employ. Nothing in the Plan or this Agreement shall confer on Grantee any right to continue in the employ of, or other relationship with, the Company or any Related Entity, or limit in any way the right of the Company or any Related Entity to terminate Grantee’s employment or other relationship at any time, with or without Cause.

12.          Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Grantee shall be in writing and addressed to Grantee at the address indicated below or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon:  personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by facsimile.

13.          Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Grantee and Grantee’s heirs, executors, administrators, legal representatives, successors and assigns.

14.          Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to that body of law pertaining to choice of law or conflict of law.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date noted above.

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

By:

[Grantee]

[Grantee’s Address]

Schedule A

TERMS OF OPTION GRANT

Grantee Name:

Grant Date:

Total Number of Shares Underlying the Option:

Option Exercise Price:  $88.00 per share

Number of Shares Underlying Performance-Based Options (65% of Total):

Number of Shares Underlying Time-Based Options (35% of Total):

A

Exhibit A

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.
2005 STOCK OPTION AND INCENTIVE PLAN (the “Plan”)
STOCK OPTION EXERCISE AGREEMENT

I hereby elect to purchase the number of shares of Common Stock of Talecris Biotherapeutics Holdings Corp (the “Company”) as set forth below:

Grantee:	Number of Shares Purchased:

Social Security Number:	Purchase Price per Share:

Address:	Aggregate Purchase Price:

Date of Option Award Agreement:

Type of Option: Nonqualified Stock Option	Exact Name of Title to Shares:

1.             Delivery of Purchase Price. Grantee hereby delivers to the Company the Exercise Price, either in cash (by check) in the amount of $           , receipt of which is acknowledged by the Company, or by some other method as approved by the Company in its sole discretion;

2.             Payment of Withholding Tax. Grantee hereby delivers to the Company the amount necessary to satisfy any withholding tax obligations of the Company in cash (by check) in the amount of $           , receipt of which is acknowledged by the Company, or by some other method as approved by the Company in its sole discretion.

3.             Representations. In the event Grantee exercises the Option prior to an initial public offering by the Company or counsel to the Company otherwise determines that such representations and legends are required by law in connection with the exercise of the Option, Grantee hereby represents to the Company as follows:

(a)           Grantee is acquiring the Shares solely for investment purposes, with no present intention of distributing or reselling any of the Shares or any interest therein. Grantee acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).

(b)           Grantee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares.

(c)           Grantee understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, he or she must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or unless an exemption from such registration and qualification requirements is available. Grantee acknowledges that the Company has no obligation to register or qualify the Shares for resale. Grantee further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares and requirements relating to the Company which are outside of Grantee’s control, and which the Company is under no obligation to and may not be able to satisfy.

(d)           Grantee understands that there is no public market for the Shares, that no market may ever develop for them and that the Shares have not been approved or disapproved by the Securities and Exchange Commission or any other federal, state or other governmental agency.

(e)           Grantee understands that the Shares are subject to certain restrictions on transfer set forth in the Plan. Both the Plan and the applicable Award Agreement pursuant to which the Option has been granted are incorporated herein by reference.

(f)            Grantee understands that the certificate (if any) representing the Shares will be imprinted with the following legends:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SHARES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SHARES, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REPURCHASE RIGHT IN FAVOR OF

THE COMPANY OR ITS ASSIGNEE AS SET FORTH IN THE STOCK OPTION AWARD AGREEMENT, DATED                          BETWEEN                         AND TALECRIS BIOTHERAPEUTICS HOLDINGS CORP. SUCH REPURCHASE RIGHT IS BINDING ON TRANSFEREES OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

(g)           Grantee has consulted his or her own tax advisors in connection with the exercise of this Option and is not relying upon the Company for any tax advice.

(h)           Grantee is presently an employee of the Company or was an employee within 90 days prior to exercise (one year if Grantee is no longer an employee due to death or Disability).

4.             Legal Representatives of Grantee. If Options are being exercised on behalf of a Grantee, then this Notice must be signed by such Grantee’s legal representative and must be accompanied by a certificate issued by an appropriate authority evidencing that the individual signing this Notice has been duly appointed and is currently serving as the Grantee’s legal representative under applicable local law governing decedents’ estates.

Date:
Signature of Grantee

Spousal Consent

I acknowledge that I have read the foregoing Stock Option Exercise Agreement (the “Exercise Agreement”), the Stock Option Award Agreement and the Plan (the “Option Documents”) and that I know their contents. I hereby consent to and approve of the exercise of the Option by my spouse in accordance with the provisions of the Option Documents, and agree that the shares of the Common Stock of Talecris Biotherapeutics Holdings Corp. purchased thereunder (the “Shares”) and any interest I may have in such Shares are subject to all the provisions of the Option Documents. I will take no action at any time to hinder operation of the Exercise Agreement on these Shares or any interest I may have in or to them.

Date:
Signature of Grantee’s Spouse

Spouse’s Name - Typed or Printed

Grantee’s Name - Typed or Printed